Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	GREVING REINSTATED AS UNUMPROVIDENT CFO FOLLOWING RECOVERY FROM SURGERY

CONTACTS: MEDIA: Jim Sabourin Vice President, Corporate Communications 423.294.6043 Toll free: 866.750.8686 (UNUM) INVESTORS: Thomas A. H. White Senior Vice President, Investor Relations 423.294.8996

CHATTANOOGA, Tenn. (Sept. 28, 2006) – UnumProvident Corporation (NYSE:UNM) today announced that Robert Greving has been reinstated as the company’s chief financial officer following his successful recovery from surgery earlier this summer.

On June 16, the company announced that Greving had been placed on an extended leave of absence to recover from surgery and that Joseph Zubretsky, senior executive vice president of finance, investments and corporate development, had assumed Greving’s role on an interim basis.

“We are pleased to have Bob return as chief financial officer, but most especially are thankful that he has fully recovered from surgery and is in good health,” said Thomas Watjen, president and chief executive officer.

UNUMPROVIDENT CORPORATION	# # #

1 FOUNTAIN SQUARE, CHATTANOOGA, TN 37402	Safe Harbor Statement
www.unumprovident.com	A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions and investigations, negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in UnumProvident’s Form 10-K for the fiscal year ended December 31, 2005, and subsequently filed Form 10-Q. The forward-looking statements are being made as of the date of this press release and UnumProvident expressly disclaims any obligation to update any forward-looking statement contained herein.

© 2006 UnumProvident Corporation. All rights reserved.